UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 3, 2008

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact Name of Registrants as Specified in Their Charters)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on March 26, 2008, Hoop Holdings, LLC, Hoop Retail Stores, LLC and Hoop Canada Holdings, Inc. each filed a voluntarily petition for relief (collectively, the “U.S. Bankruptcy Case”) under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”) (Case Nos. 08-10544, 08-10545, and 08-10546, respectively). On March 27, 2008, Hoop Canada, Inc. filed for protection pursuant to the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice (Commercial List) (“Canadian Bankruptcy Court”) (Court File No. 08-CL-7453). Each of the foregoing entities are collectively referred to herein as the “Hoop Entities” and are subsidiaries of The Children’s Place Retail Stores, Inc. (the “Company”).

In connection with the filings, on April 3, 2008, Hoop Retail Stores, LLC and Hoop Canada, Inc. (collectively, “Hoop”) and The Children’s Place Services Company, LLC, (“TCP Services”), a wholly owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with affiliates of The Walt Disney Company (“Disney”), T2 Acquisition, LLC and T1 WDC Inc., to transfer a substantial portion of the Disney Store business and assets to Disney (the “Private Sale”), subject to court approval.

Under the Asset Purchase Agreement, the purchase price for the Disney Store business and assets shall be approximately $50 to $55 million, payable to Hoop, for the USA Acquired Assets (as such term is defined in the Asset Purchase Agreement), subject to adjustment based on inventory levels and $4 million, payable to accounts to be specified by TCP Services, for the assignment of its Pasadena, California headquarters office lease. At its option, Disney may also purchase the Canadian Acquired Assets (as such term is defined in the Asset Purchase Agreement) for additional consideration.

The proposed Private Sale is subject to the approval of the U.S. Bankruptcy Court, which has scheduled a hearing on April 22, 2008 to hear Hoop’s motion requesting such approval. In the event of a Canadian sale, such sale must be approved by the Canadian Bankruptcy Court. In addition, Disney’s obligation to complete the Private Sale is conditioned on Disney’s ability to take an assignment of at least 180 Disney Store leases as well as other customary closing conditions. The Private Sale of the USA Acquired Assets is targeted for completion by April 30, 2008. Disney has up to an additional 6 months after closing on the USA Acquired Assets to determine whether to purchase the Canadian Acquired Assets.

An official committee of unsecured creditors (the “Committee”) was selected in the U.S. Bankruptcy Case, and Hoop expects that the Committee will be active in the U.S. Bankruptcy Case.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its reports on Forms 10-K and 10-Q. Risks and uncertainties relating to the exit of the Disney Store business, including the risk that the proposed transaction with Disney may not be approved or may not occur, the risk that any plan or reorganization may not be approved, the risk that claims may be asserted against the Company or its subsidiaries other than the Hoop Entities, whether or not such claims have any merit, and that the Company will need to devote substantial resources to defend such claims, the risk that Disney may bring litigation against the Company and assert various claims under the Guaranty and Commitment and other agreements relating to the Company’s operation of the Disney Store business, the risk that the Company may not be able to access, if necessary, additional sources of liquidity or obtain financing on commercially reasonable terms or at all, as well as risks and uncertainties relating to other elements of the Company’s strategic review, could cause actual results, events and performance, including aggregate estimated exit costs, to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Asset Purchase Agreement, dated April 3, 2008, by and among T2 Acquisition, LLC, T1 WDC, Inc., TCP Services and Hoop.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2008	THE CHILDREN’S PLACE RETAIL STORES, INC. By: /s/ Susan J. Riley Name: Susan J. Riley Title: Executive Vice President, Finance and Administration